Exhibit 5.1

October [●], 2024

Board of Directors

Jet.AI Inc.

10845 Griffith Peak Dr., Suite 200

Las Vegas, Nevada 89135

Re: Registration Statement on Form S-1

Dear Board of Directors:

We have acted as counsel to Jet.AI Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (File No. 333-281911) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of: (a) up to [●] units (the “Units”), each Unit consisting of (i) one share (each, a “Share”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), (ii) two Series A common stock purchase warrants (each, a “Series A Warrant”) each exercisable from time to time for one share of Common Stock (such [●] shares in the aggregate, collectively, the “Series A Warrant Shares”), and (iii) one Series B common stock purchase warrant (each, a “Series B Warrant” and, collectively with the Series A Warrants, the “Warrants”) exercisable from time to time for a maximum of [●] shares of Common Stock (such [●] shares in the aggregate, collectively, the “Series B Warrant Shares” and, collectively with the Series A Warrant Shares, the “Warrant Shares”); and (b) up to [●] pre-funded units (the “Pre-Funded Units”) in lieu of the Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of outstanding Common Stock, each Pre-Funded Unit consisting of (i) one pre-funded warrant (each, a “Pre-Funded Warrant”) exercisable from time to time for one share of Common Stock (such [●] shares in the aggregate, collectively, the “Pre-Funded Warrant Shares”), (ii) two Series A Warrants, and (iii) one Series B Warrant. The Units, the Shares, the Warrants, the Warrant Shares, the Pre-Funded Units, the Pre-Funded Warrants, the Pre-Funded Warrant Shares are collectively referred to herein as the “Securities”. The Securities will be sold pursuant to the Registration Statement, one or more securities purchase agreements (the “Agreements”) by and among the Company and certain accredited investors or qualified institutional buyers identified on the signature pages thereto (collectively, the “Investors”), and a placement agency agreement between the Company and Maxim Group LLC (the “Placement Agency Agreement”), to use its reasonable best efforts to solicit offers to purchase the Securities in this offering (the “Placement Agent”). As noted in the Registration Statement, for each Pre-Funded Unit sold, the number of Units sold will be decreased on a one-for-one basis.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement and related prospectus, (ii) originals or copies, certified or otherwise, of the Company’s organizational documents, (iii) resolutions of the Company’s board of directors relating to the issuance and sale of the Securities, (iv) the form of Agreement, (v) the form of Series A Warrant, (vi) the form of Series B Warrant, (vii) the form of Pre-Funded Warrant, (viii) the form of Placement Agency Agreement, (ix) the form of warrant agency agreement between the Company and [●] (the “Warrant Agency Agreement”), and (x) such other documents, records, certificates, memoranda and other instruments, and such others matters of fact and questions of law, as we have considered necessary or appropriate for purposes of this letter. We have assumed the accuracy, completeness, and the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the legal capacity of all natural persons, and the genuineness of all signatures. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing. With respect to the Warrants and Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Shares and/or anti-dilution adjustments to outstanding securities of the Company, including the Warrants, may cause each of the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement. To the extent the obligations of the Company with respect to the Securities may be dependent upon such matters, we also assume for purposes of this letter that the other party under the Warrants, the Pre-Funded Warrants, Warrant Agency Agreement, the Placement Agency Agreement and the Agreements, as applicable, is duly authorized validly existing and in good standing under the laws of its jurisdiction of organization; that such party is duly qualified to engage in the activities contemplated by such Warrant, Pre-Funded Warrant, Warrant Agency Agreement, Placement Agency Agreement or Agreement, as applicable; that such Warrant, Pre-Funded Warrant, Warrant Agency Agreement, Placement Agency Agreement and Agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Warrant, Pre-Funded Warrant, Warrant Agency Agreement, Placement Agency Agreement and Agreement, as applicable, with all applicable laws and regulations; and such other party has the requisite organizational and legal power and authority to perform its obligations under such Warrant, Pre-Funded Warrant, Warrant Agency Agreement, Placement Agency Agreement and Agreement, as applicable.

Based upon, subject to, and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company and each of the Investors of the Agreements and each of the Warrants, as applicable, (ii) effectiveness of the Registration Statement, (iii) issuance of the Securities pursuant to the terms of the Agreements, the Warrant Agency Agreement and the Placement Agency Agreement, as applicable, and (iv) receipt by the Company of the applicable consideration for the Securities:

(i) each of the Units and the Pre-Funded Units will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Agreements and the Placement Agency Agreement, and in accordance with and in the manner described in the Registration Statement, each of the Units and the Pre-Funded Units will be valid and binding obligations of the Company;

(ii) the Shares will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Agreements and the Placement Agency Agreement, and in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable shares of Common Stock;

(iii) provided that each of the Warrants and Pre-Funded Warrants have been duly executed and delivered by the Company against payment therefor pursuant to their respective terms, and pursuant to the Agreements and the Warrant Agency Agreement, such Warrants and Pre-Funded Warrants, when each sold and issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms; and

(iv) each of the Warrant Shares and the Pre-Funded Warrant Shares issuable upon payment to the Company of the required consideration, when issued and sold by the Company and paid for in accordance with the terms of the Agreements, the Warrant Agency Agreement and the terms of the applicable Warrants and Pre-Funded Warrants, as described in the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock.

It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the Securities while the Registration Statement is in effect.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Securities to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The forgoing opinion is limited to the Delaware General Corporation Law, as currently in effect. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very Truly Yours,

Dykema Gossett PLLC